USAA Contract Control Number: 0000000435-02

Exhibit 24(b)(8.103)

Second Amendment to Selling and Services Agreement and Fund Participation Agreement

This Second Amendment dated as of September 1, 2015 by and between Voya Retirement Insurance and Annuity Company (“Voya Retirement”), Voya Institutional Plan Services, LLC (“Voya Institutional”), Voya Financial Advisers, LLC (“Voya Financial”) (collectively “Voya”), and USAA Investment Management Company (“Distributor”) acting as agent for the registered open-end management investment companies whose shares are or may be underwritten by Distributor (each a “Fund or collectively the Funds) is made to the Selling and Services Agreement and Participation Agreement as of January 17, 2011 (the “Agreement”), as amended.  Terms defined in the Agreement are used herein as defined.

1.                  Effective September 1, 2014, ING Financial Advisers, LLC was renamed Voya Financial Partners, LLC.; ING Life Insurance and Annuity Company was renamed Voya Retirement Insurance and Annuity Company; and ING Institutional Plan Services, LLC was renamed Voya Institutional Plan Services, LLC.

2.                  Section 15 (a) is hereby deleted in its entirety and replaced with the following:

(a) Amendment and Waiver.  Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto, except that Schedule A of this Agreement may be amended by IMCO upon written notice to Intermediary.

3.                  Schedule A of the Agreement is replaced in its entirety with the attached Schedule A.

4.                  Except as provided herein, the Agreement remains unchanged and in full force and effect.  All defined terms will have the same meaning ascribed to them in the Agreement, unless otherwise defined herein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf by a duly authorized representative.

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY By: /s/ Lisa S. Gilarde Printed Name: Lisa S. Gilarde Title: Vice President	VOYA INSTITUTIONAL PLAN SERVICES, LLC By: /s/ Lisa S. Gilarde Printed Name: Lisa S. Gilarde Title: Vice President
VOYA FINANCIAL ADVISERS, LLC By: /s/ Christina Hurley Printed Name: Christina Hurley Title: Vice President	USAA INVESTMENT MANAGEMENT COMPANY By: /s/ Travis Cox Printed Name: Travis Cox Title: Contract Advisor, Global Service Delivery

USAA Contract Control Number: 0000000435-02

Schedule A

Fees

For services rendered by VOYA under the Agreement with respect to Plan assets invested in the following Funds, Distributor shall pay the following fees to VOYA:

       I.            Adviser Share Class

FUND	CUSIP	SYMBOL	12b1 Fee	Service Fee	Total Fee
USAA California Bond Fund	903288496	UXABX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Emerging Markets Fund	903288421	UAEMX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Flexible Income Fund	903288249	UFIAX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA GNMA Trust	903288462	UAGNX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Growth & Income Fund	903288389	USGIX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA High-Yield Opportunities Fund	903288447	UHYOX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Income Fund Adviser Shares	903288454	UINCX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Intermediate-Term Bond Fund	903288470	UITBX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA International Fund	903288439	UAIFX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA New York Bond Fund	903288520	UNYBX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Precious Metals and Minerals Fund	903288355	UPMMX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Science & Technology Fund	903288371	USTCX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Short-Term Bond Fund	903288488	UASBX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Tax Exempt Intermediate-Term Fund	903288546	UTEIX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Tax Exempt Long-Term Fund	903288538	UTELX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Tax Exempt Short-Term Fund	903288363	UTESX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Value Fund	903288397	UAVAX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA Virginia Bond Fund	903288512	UVABX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)
USAA World Growth Fund	903288413	USWGX	.XX% (XXbps)	.XX% (XXbps)	.XX% (XXbps)

USAA Contract Control Number: 0000000435-02

  Retail Share Class

FUND	CUSIP	SYMBOL	Fee
USAA Aggressive Growth Fund	903288405	USAUX	N/A
USAA Capital Growth Fund	903288785	USCGX	N/A
USAA Emerging Markets Fund	903287803	USEMX	N/A
USAA Extended Market Index Fund	903288827	USMIX	N/A
USAA Global Equity Income Fund	903287845	UGEIX	N/A
USAA Global Managed Volatility Fund	903288231	UGMVX	N/A
USAA Growth & Income Fund	903288801	USGRX	N/A
USAA Growth Fund	903288108	USAAX	N/A
USAA Income Stock Fund	903288603	USISX	N/A
USAA International Fund	903287308	USIFX	N/A
USAA Nasdaq100 Index Fund	903288819	USNQX	N/A
USAA Precious Metals and Minerals Fund	903287100	USAGX	N/A
USAA S&P 500 Index Member Shares Fund	903288884	USSPX	N/A
USAA Science & Technology Fund	903288876	USSCX	N/A
USAA Small Cap Stock Fund	903288850	USCAX	N/A
USAA Value Fund	903288777	UVALX	N/A
USAA World Growth Fund	903287704	USAWX	N/A

USAA California Bond Fund	903289502	USCBX	N/A
USAA Flexible Income Fund	903288264	USFIX	N/A
USAA Government Securities Fund	903287506	USGNX	N/A
USAA High Income Fund	903288843	USHYX	N/A
USAA Income Fund	903288207	USAIX	N/A
USAA Intermediate-Term Bond Fund	903288835	USIBX	N/A
USAA New York Bond Fund	903289700	USNYX	N/A
USAA Short-Term Bond Fund	903288702	USSBX	N/A
USAA Tax Exempt Intermediate-Term Fund	903289205	USATX	N/A
USAA Tax Exempt Long-Term Fund	903289106	USTEX	N/A
USAA Tax Exempt Short-Term Fund	903289304	USSTX	N/A
USAA Ultra Short-Term Bond Fund	903288348	UUSTX	N/A
USAA Virginia Bond Fund	903289874	USVAX	N/A

USAA Cornerstone Aggressive Fund	903288280	UCAGX	N/A
USAA Cornerstone Conservative Fund	903288314	USCCX	N/A
USAA Cornerstone Equity Fund	903288272	UCEQX	N/A
USAA Cornerstone Moderate Fund	903287886	USBSX	N/A
USAA Cornerstone Moderately Aggressive Fund	903287209	USCRX	N/A
USAA Cornerstone Moderately Conservative Fund	903288298	UCMCX	N/A
USAA First Start Growth Fund	903288868	UFSGX	N/A
USAA Growth and Tax Strategy Fund	903287407	USBLX	N/A
USAA Real Return Fund	903288330	USRRX	N/A
USAA Target Retirement 2020 Fund	903288751	URTNX	N/A
USAA Target Retirement 2030 Fund	903288744	URTRX	N/A
USAA Target Retirement 2040 Fund	903288736	URFRX	N/A
USAA Target Retirement 2050 Fund	903288728	URFFX	N/A
USAA Target Retirement 2060 Fund	903288215	URSIX	N/A
USAA Target Retirement Income Fund	903288694	URINX	N/A
USAA Total Return Strategy Fund	903287852	USTRX	N/A

USAA Contract Control Number: 0000000435-02

  Institutional Share Class 1, 2

FUND	CUSIP	SYMBOL	Fee
USAA Aggressive Growth Fund	903288686	UIAGX	N/A
USAA Capital Growth Fund	903287811	UICGX	N/A
USAA Emerging Markets Fund	903288629	UIEMX	N/A
USAA Global Equity Income Fund	903287837	UIGEX	N/A
USAA Global Managed Volatility Fund	903288710	UGOFX	N/A
USAA Growth & Income Fund	903287795	UIGIX	N/A
USAA Growth Fund	903288678	UIGRX	N/A
USAA Income Stock Fund	903288660	UIISX	N/A
USAA International Fund	903288637	UIIFX	N/A
USAA Precious Metals & Minerals Fund	903288561	UIPMX	N/A
USAA Real Return Fund	903288322	UIRRX	N/A
USAA Small Cap Stock Fund	903288645	UISCX	N/A
USAA Total Return Strategy Fund	903288223	UTRIX	N/A
USAA Value Fund	903288652	UIVAX	N/A
USAA World Growth Fund	903287779	UIWGX	N/A

USAA Flexible Income Fund	903288256	UIFIX	N/A
USAA Government Securities Fund	903287787	UIGSX	N/A
USAA High Income Fund	903288579	UIHIX	N/A
USAA Income Fund	903288611	UIINX	N/A
USAA Intermediate-Term Bond Fund	903288595	UIITX	N/A
USAA Short-Term Bond Fund	903288587	UISBX	N/A
USAA Ultra-Short Term Bond Fund	903288199	UUSIX	N/A

USAA Contract Control Number: 0000000435-02

Important:

1 The Retail and Institutional Share Class funds above shall not be activated operationally by IMCO until IMCO provides notification to Service Provider.

2 The Institutional Share Class funds above are only eligible for purchase by qualified investors.  As permitted under the Prospectus, IMCO shall waive the investment minimum for Institutional Share Class funds purchased through VOYA by a retirement plan account holder.  Please contact IMCO if you have any questions regarding eligibility requirements for such funds.